UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2021

Summit Financial Group, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	0-16587	55-0672148
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

300 North Main Street
Moorefield	West Virginia	26836
(Address of principal executive offices)		(Zip Code)

(304)530-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock Par Value $2.50 per share	SMMF	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 18, 2021, Summit Financial Group, Inc. (the “Company”), at a regular meeting of its Board of Directors (the “Board”), increased the size of the Board to sixteen (16) members and appointed Jill Upson to serve on the Board as an “independent” director to fill the vacancy created by that action. Ms. Upson was also appointed to serve on the Board of Directors of Summit Community Bank, Inc., the Company’s wholly owned subsidiary bank. The appointment was effective immediately.

Jill Upson is the Executive Director of the Herbert Henderson Office of Minority Affairs (HHOMA). She was appointed to this cabinet-level position in December 2018 after serving for four years in the West Virginia House of Delegates. Ms. Upson earned a Bachelor of Science degree in Business Administration from Shepherd University and is expected to complete an MBA from Liberty University in early 2022.

Elected twice to the West Virginia House of Delegates, Ms. Upson served as Vice Chair of Banking and Insurance Committee in addition to serving on various committees, caucuses, and commissions. Due to her steadfast leadership in criminal justice reform, Ms. Upson was recognized by the Governor of West Virginia with his Civil Rights Award.

Ms. Upson holds the distinction of making state history as the first black Republican woman elected to the West Virginia House of Delegates. She also serves as Chair of the Martin Luther King, Jr. State Holiday Commission.

Responding to the COVID-19 pandemic, Ms. Upson formed and chairs the COVID-19 Advisory Commission on Racial Disparities which continues to lead in statewide equitable vaccine distribution. She also successfully spearheaded all weekly minority COVID-19 testing sites in multiple locations throughout the State of West Virginia during the height of the pandemic.

Ms. Upson is not party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. There was no arrangement or understanding between Ms. Upson and any other person pursuant to which she was selected as a director. Ms. Upson will receive compensation for her service on the Board in accordance with Company’s standard compensatory arrangements for non-employee directors. Directors of the Company receive $500 per board meeting attended. Non-employee Directors serving on Company Committees other than the Audit and Compliance Committee, the Compensation and Nominating Committee and the Executive Committee receive $300 per committee meeting attended. Members of the Board of Directors of Summit Community Bank, Inc. are paid an annual retainer fee based on the asset size of the subsidiary bank as of December 31st of the prior year and receive $500 for each meeting attended and $500 for each Executive Committee meeting attended and $300 for each other committee meeting attended. Ms. Upson will also enter into an Indemnification Agreement with the Company. The Indemnification will be in the same form as executed by the other members of the Board and attached to the Company’s Form 10-K for the year ended December 31, 2020.

Ms. Upson will serve on the Asset/Liability and Funds Management Committee and the ESOP/401(k) Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT FINANCIAL GROUP, INC.

Date: November 19, 2021	By: /s/ Julie R. Markwood
Julie R. Markwood
Senior Vice President and Chief Accounting Officer